Exhibit 99.1

DIH Appoints Shepherd Center as a DIH Center of Excellence

Norwell, MA, and Atlanta, GA – December 23, 2024 DIH Holding US, Inc. (“DIH”)(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the appointment of Shepherd Center as DIH Center of Excellence. Through this partnership, DIH and Shepherd Center aim to further enhance rehabilitation outcomes and drive advancements in rehabilitation, creating new opportunities for patient recovery.

The DIH Center of Excellence program recognizes strategic partners that showcase best practices in rehabilitation robotics while demonstrating how DIH therapy solutions contribute to successful patient outcomes. These Centers also contribute to the development of advanced rehabilitation technologies.

Based in Atlanta, Georgia, Shepherd Center is renowned for its expertise in neurorehabilitation. The center’s integration of state-of-the-art technology aligns perfectly with its mission to provide world-class clinical care, research, and family support for people experiencing the most complex conditions, including spinal cord and brain injuries, multi-trauma, traumatic amputations, stroke, multiple sclerosis and pain.

Shepherd Center utilizes Erigo®Pro for early patient mobilization, Lokomat®Pro for intensive gait training, and C-Mill VR+ for balance and gait evaluation and training. In addition, the complete Armeo® product family supports advanced arm and hand therapy, catering to a wide range of patient needs, from acute to mild. These devices complement Shepherd’s comprehensive therapy offerings and dedication to excellence in the rehabilitation space.

“We’re thrilled to partner with Shepherd Center as a DIH Center of Excellence,” said Dr. Patrick Bruno, Chief Market Officer, at DIH. “Their expertise in neurorehabilitation, combined with our cutting-edge technology, will help drive patient outcomes and foster innovation in the field. At DIH, we’re dedicated to transforming lives through innovation, and this partnership is an important step in that mission.”

“Being honored as a DIH Center of Excellence reflects our dedication to advancing neurorehabilitation through cutting-edge technology both in the clinical and research setting,” said Deborah Backus, PT, Ph.D. FACRM, vice president of research and innovation at Shepherd Center. “We look forward to our partnership with DIH helping us maximize recovery and independence for our patients now and in the future.”

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

About Shepherd Center

Shepherd Center in Atlanta, Georgia is recognized globally as a leader in neurorehabilitation. Founded in 1975 by James Shepherd along with his parents Harold and Alana Shepherd following James’ own spinal cord injury experience, the center has grown into one of the top-ranked facilities specializing in medical treatment, research, and rehabilitation for people with spinal cord injury or disease (SCI/D), acquired brain injury (ABI), multiple sclerosis (MS), chronic pain conditions related to spine disorders.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact

Greg Chodaczek

Investor.relations@dih.com